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                                                                     Exhibit 5.1


                         DRAFT - SUBJECT TO AMENDMENT
                                  (07.21.01)



CGG/321853/d.1004
                                                                          , 2001

Max Re Capital Ltd.
Ascot House
28 Queen Street
Hamilton, Bermuda

Dear Sirs

Max Re Capital Ltd. (the "Company")
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We have acted as special legal counsel in Bermuda to the Company in connection with the Registration Statement on Form S-1 (No. 333-62006) (the "Registration
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Statement", which term does not include any other document or agreement whether
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or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the "Commission") relating to the registration under the U.S. Securities Act of
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1933, as amended, of an offering (the "Offering") of an aggregate of 14,285,000
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common shares, par value US$1.00 per share  together with an additional
2,142,750 common shares, par value US$1.00 per share subject to an over-allotment option granted to the underwriters by the Company (together, the "Common Shares").
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For the purposes of giving this opinion, we have examined a copy of the
Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on
     2001, a copy of resolutions of the board of directors of the Company dated , 2001 (the "Minutes"), a letter from the Bermuda Monetary Authority dated
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15 June, 2001 (the "BMA Letter") granting certain permissions, inter alia, for
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the issue (and subsequent transfer) of the Common Shares (subject to conditions expressed in such letter) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (d) that the issue and transfer of the Common Shares comply at all times with the permissions already obtained from the Bermuda
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Max Re Capital Ltd.
        , 2001
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Monetary Authority and the conditions to those certain permissions as set out in the BMA Letter have been met, and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. When issued and paid for in accordance with the terms of the Offering as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

2. The statements set forth under the captions "Taxation of Max Re Capital and its Subsidiaries - Bermuda" and "Taxation of Shareholders - Bermuda Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors", "Description of Capital Stock", "Legal Matters" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters", and in the prospectus forming a part of the Registration Statement.


Yours faithfully
CONYERS DILL & PEARMAN